CANCELLATION AGREEMENT

This Agreement (this “Agreement”) is made as of the 2nd day of September, 2011 by and among SRKP 5, Inc., a Delaware corporation having its offices at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Company”) and the individuals set forth on Schedule I hereto (the “Sellers”).

WITNESSETH:

WHEREAS, the Company entered into a Merger Agreement dated as of the date of this Agreement (the “Merger Agreement”),, by and among, the Company, SRKP 5 Acquisition Corp. (“MergerCo”), a wholly owned subsidiary of the Company and Protea Biosciences, Inc. (“Protea”), pursuant to which MergerCo shall merge with and into Protea, and Protea, as the surviving entity shall become the wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, pursuant to the terms of the Merger Agreement, simultaneous with, and as a condition to the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, for an aggregate purchase price equal to $40,000 (the “Purchase Price”), the Company has agreed to cancel (1) an aggregate of 3,857,150 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company and (2) warrants to purchase 3,857,150 shares of Common Stock (the “Warrants”, collectively with the Shares, the “Securities”) owned by the Sellers as set forth on Schedule I hereto; and

WHEREAS, upon delivery of the Purchase Price to the Sellers, the Securities shall be immediately cancelled.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.   Cancellation of the Shares and Warrants.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers agree to cancel the Securities for the Purchase Price to be allocated to the Sellers, as set forth on Schedule I attached hereto.

1.2.   Closing.  At the Closing, the Sellers agree to execute any and all documents, including but not limited to, stock powers for the stock certificates representing the Shares, as the Company reasonably determines necessary to effect the cancellation of the Securities pursuant to the terms of this Agreement and the Company agrees to deliver the Purchase Price to the Sellers to be allocated to each Seller as set forth on Schedule I hereto.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Sellers, individually and solely as to himself or itself, hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   Each Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Sellers in connection with the execution and performance by the Sellers of this Agreement or the execution and performance by the Sellers of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   Each Seller owns the Securities free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Seller is a party to any agreement or understanding pursuant to which the Securities are to be transferred.

2.3.   Each Seller acknowledge that immediately prior to the cancellation contemplated hereby the Company may issue and sell shares of Common Stock to certain purchasers at a per share purchase price that may be lower or higher than the Purchase Price paid for the Shares.

2.4.   Each Seller is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

2.5.  Each Seller has had had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the cancellation of the Securities and the business, financial condition and results of operations of the Company and all such questions have been answered to the full satisfaction of the Seller.

ARTICLE III
TERMINATION

3.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:	SRKP 5, Inc.
c/o 4737 North Ocean Drive
Suite 207
Lauderdale by the Sea, FL 33308
Phone: (310) 203-2902

If to Sellers:	to the address set forth on Schedule I.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

4.7.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.8.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.9.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.10.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SRKP 5, INC.

	By:	/s/ Richard Rappaport
Richard Rappaport, President

SELLERS

WESTPARK CAPITAL FINANCIAL SERVICES LLC

By:		/s/ Richard Rappaport
Richard Rappaport, Manager

/s/ Anthony Pintsopoulos
Anthony Pintsopoulos

/s/ Richard Rappaport
Richard Rappaport

/s/ Glenn Krinsky
Glenn Krinsky

/s/ Debbie Schwartzberg
Debbie Schwartzberg

/s/ Charles Frisco
Charles Frisco

THE JULIE SCHWARTZBERG TRUST

/s/ Debbie Schwartzberg
Debbie Schwartzberg, Trustee

THE DAVID N. STERLING TRUST

/s/ Debbie Schwartzberg
Debbie Schwartzberg, Trustee

SCHEDULE I

Seller	No. of Shares	No. of Warrants	Purchase Price
WestPark Capital Financial Services LLC 1900 Avenue of the Stars Suite 310 Los Angeles, CA 90067	1,157,150	1,157,150	$12,000

Anthony Pintsopoulos 4737 North Ocean Drive. Suite 207 Fort Lauderdale, FL 33308	243,000	243,000	$2,520

Richard Rappaport 1900 Avenue of the Stars Suite 310 Los Angeles, CA 90067	1,039,500	1,039,500	$10,800

Glenn Krinsky 1900 Avenue of the Stars Suite 310 Los Angeles, CA 90067	135,000	135,000	$1,400

Debbie Schwartzberg 785 Fifth Avenue Apt. 10C New York, NY 10022	839,500	839,500	$8,680

Charles Frisco 117 Belmont Avenue Long Beach, CA	243,000	243,000	$2,520

The Julie Schwartzberg Trust 269 S Beverly Drive #1315 Beverly Hills, CA 90212	100,000	100,000	$1,040

The David N. Sterling Trust 785 Fifth Avenue Apt. 10C New York, NY 10022	100,000	100,000	$1,040